Exhibit 5.1

[●], 2018

The Board of Directors

The Walt Disney Company

500 South Buena Vista Street

Burbank, California 91521

The Walt Disney Company

Registration Statement on Form S-4

Ladies and Gentlemen:

With reference to the registration statement (No. 333-[●]) filed on Form S-4 (as amended or supplemented through the date hereof, the “Registration Statement”), which The Walt Disney Company, a Delaware corporation (“Disney”), has filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”), relating to the shares of common stock, par value $0.01 per share, of Disney (the “Disney Stock”), to be issued to the stockholders of Twenty-First Century Fox, Inc., a Delaware corporation (“21CF”), pursuant to the Agreement and Plan of Merger, dated as of December 13, 2017, as amended as of [●], 2018 and as may be amended from time to time, by and among 21CF, Disney, TWC Merger Enterprises 2 Corp., Inc., a Delaware corporation and a wholly owned subsidiary of Disney, and TWC Merger Enterprises 1, LLC, a Delaware limited liability company and a wholly owned subsidiary of Disney (the “Merger Agreement”), I, as Associate General Counsel and Assistant Secretary of Disney, or attorneys under my supervision, have examined and relied on originals or copies, certified or otherwise identified to my satisfaction, of the following:

(a)	the Restated Certificate of Incorporation of Disney, as amended to date (the “Disney Charter”);

(b)	the Amended and Restated Bylaws of Disney, as amended to date; and

(c)	certain resolutions of the Board of Directors (the “Board of Directors”) of Disney relating to the registration and issuance of the Disney Stock and related matters.

I, or attorneys under my supervision, have also examined originals or copies, certified or otherwise identified to my satisfaction, of such records of Disney and such agreements, certificates and receipts of public officials, certificates of officers or other representatives of Disney and others, and such other documents as I have deemed necessary or appropriate as a basis for the opinions set forth herein.

In my examination, I, or attorneys under my supervision, have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to me as originals, the conformity to original documents of all documents submitted to me as facsimile, electronic, certified or photostatic copies, and the authenticity of the originals of such copies. In making my examination of executed documents, I have assumed that the parties thereto, other than Disney, had the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and the execution and delivery by such parties of such documents and the validity and binding effect thereof on such parties. As to any facts material to the opinions expressed herein that I did not independently establish or verify, I have relied upon statements and representations of officers and other representatives of Disney and others and of public officials.

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K promulgated under the Act.

I am admitted to the bar in the District of Columbia, and I do not express any opinion as to any laws other than the General Corporation Law of the State of Delaware. Insofar as the opinions expressed herein relate to matters governed by laws other than those set forth in the preceding sentence, I have assumed, without having made any independent investigation, that such laws do not affect any of the opinions set forth herein. The opinions expressed herein are based on laws in effect on the date hereof, which laws are subject to change with possible retroactive effect.

Based upon the foregoing and subject to the limitations, qualifications, exceptions and assumptions set forth herein, I am of the opinion that when (a) the Registration Statement has become effective under the Securities Act, (b) the stockholders of 21CF have adopted the Merger Agreement and (c) the Disney Stock to be issued pursuant to the Merger Agreement (the “Issued Shares”) have been duly issued and delivered in connection with the Merger Agreement as contemplated by the Registration Statement, the Issued Shares will be validly issued, fully paid and non-assessable.

I hereby consent to the filing of this opinion with the Commission as Exhibit 5.1 to the Registration Statement and to the reference to me in the Registration Statement and the prospectus constituting a part thereof under the caption “Legal Matters.” In giving this consent, I do not thereby admit that I am included in the category of persons whose consent is required under Section 7 or Section 11 of the Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

Roger J. Patterson
Registered In-House Counsel in California